FIFTH AMENDMENT TO

INVESTMENT AGREEMENT

This Fifth Amendment to Investment Agreement (“Amendment”) is made as of the 16th  day of October, 2012 by and between Desert Hawk Gold Corp., a Nevada corporation (the “Company”), and DMRJ Group I LLC, a Delaware limited liability company (the “Investor”).

BACKGROUND

A.

The Company and the Investor are parties to a certain Investment Agreement, dated as of July 14, 2010, as amended by the Amendment and Waiver dated as of November 8, 2010, the Second Amendment (the “Second Amendment”), dated as of February 25, 2011, the Third Amendment (the “Third Amendment”), dated as of March 11, 2011, and the Fourth Amendment (the “Fourth Amendment”), dated as of May 3, 2011  (as further modified or amended from time to time, the “Investment Agreement”) pursuant to which, among other things, Investor has made available to the Company a senior secured term loan credit facility of up to $6,500,000. All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Investment Agreement.

B.

On June 29, 2012, the Company and the Investor entered into a Forbearance Agreement pursuant to which the Investor agreed to forbear for a limited period of time from exercising its rights and remedies with respect to an event of default by virtue of the Company’s failure to make a mandatory prepayment as required under the Investment Agreement (the “Prepayment Default”).

C.

On July 31, 2012, the conditions set forth in the forbearance agreement were not satisfied and the Forbearance Period expired.

D.

The Company has made good faith efforts to obtain the Environmental Permits and Mining Permits necessary to engage in and conduct the Kiewit Mining Activities and has informed the Investor of the status of the permit applications on a continuous basis but the Company has been unsuccessful in obtaining such permits and as such the Company has not satisfied the Kiewit Milestones.

E.

The parties now wish to further amend the Investment Agreement to, among other things, permit the Company to receive in the aggregate funds of up to $100,000 pursuant to the Investment Agreement, notwithstanding that it has still not satisfied the conditions for a Kiewit Advance, and to replace the mandatory prepayment requirements of Fourth Amendment with the repayment terms set forth in this Amendment.

NOW, THEREFORE, with the foregoing Background incorporated by reference herein and made a part hereof, and in consideration of the premises and other good and valuable consideration, the receipt to which is hereby acknowledged, and pursuant to the provisions of Section 9.01 of the Investment Agreement, the parties hereby agree as follows:

1.

Amendments

(a)

Upon execution of this Amendment, the Investor shall make a Term Loan Advance in the aggregate principal amount of $50,000.

(b)

Upon the terms and conditions contained herein and the Investment Agreement, the Company shall be permitted to request no earlier than 30 days of the date hereof, and upon the delivery of a duly completed Borrowing Notice to the Investor in connection herewith, the Investor may make, in its sole and absolute discretion, one or more Term Loan Advances in the aggregate principal amount of up to $50,000 without satisfying the provisos contained in clauses (ii) and (iv) in the first sentence of Section 2.01 (together with the Term Loan Advance set forth in Section 1(a), the “October Term Loan Advances”).  The October Term Loan Advances shall not be deemed to be Kiewit Advances and as such the provision of Sections 2.02(vi), 2.05(b), 2.09, and 3.02(d) shall not apply to the October Term Loan Advances.

(c)

The term “Maturity Date” in the Investment Agreement shall be amended to mean “December 15, 2012.” For avoidance of doubt, among other things, the full Amortization Amount (as defined below) is due on the Maturity Date.

(d)

Notwithstanding Section 2.03(a) of the Investment Agreement and the Fourth Amendment to the contrary (but subject to Section 2.03(b)), the Amortization Amount, the October Term Loan Advances, and any other indebtedness under the terms of the Investment Agreement, shall bear interest at a rate of two percent (2%) per month (i) from the date hereof in the case of the Amortization Amount and the Term Loan Advance in section 1(a) above, (ii) from the date of the Term Loan Advance, in the case of the Term Loan Advance in section 1(b) above, and (iii) from the date of incurrence in the case of all outstanding indebtedness under the Investment Agreement, and in each case until such amounts have been paid in full.

(e)

The net proceeds from the October Term Loan Advances shall be used by the Company for working capital and ordinary course general corporate purposes not inconsistent with or prohibited by any covenant in the Transaction Documents

(f)

Notwithstanding anything else contained in the Investment Agreement to the contrary, the Company shall be permitted to issue up to 1,150,000 shares of its Common Stock with associated conversion rights on the terms set forth in the Term Sheet attached hereto as Exhibit A.

2.

Representations and Warranties.  The Company represents, warrants and covenants to Investor that:

(a)

All warranties and representations made to the Investor under the Investment Agreement and the Transaction Documents are true and correct as to the date hereof unless they specifically relate to an earlier date in which case they shall be true and correct as of such date, other than as set forth on the disclosure schedules (the “Updated Disclosure Schedules”) attached hereto (the numbers of which shall correspond to the numbers of the disclosure schedules to the Investment Agreement).

(b)

The Company has the requisite corporate power and authority to enter into and perform this Amendment in accordance with the terms hereof.  The execution, delivery and performance of this Amendment by the Company and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, no further consent or authorization of the Company, its Board of Directors, stockholders or any other third party is required.  When executed and delivered by the Company, this Amendment shall constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application

(c)

The execution by the Company and delivery to the Investor of this Amendment (i) is not and will not be in contravention of any order of any court or other agency of government, any law or any other indenture or agreement to which the Company is a party or the organizational documents of the Company (ii) is not or will not be in conflict with, or result in a breach of, or constitute (with due notice and/or passage of time) a default under any such indenture, agreement or undertaking, and (iii) will not result in the imposition of any lien, charge, encumbrance of any nature on any property of the Company

(d)

No Default or Event of Default exists or has occurred and is continuing as of the date of this Amendment other than the Prepayment Default.

3.

Effectiveness Conditions.  This Amendment shall be effective (the “Effective Time”) upon completion of the following conditions precedent (all documents to be in form and substance satisfactory to Investor and Investor’s counsel):

(a)

execution and delivery by Company to Investor of this Amendment;

(b)

delivery by Company to the Investor of a secretary’s certificate, dated as of the Effective Time, as to (i) the resolutions adopted by the Board of Directors approving the transactions contemplated hereby, (ii) the Articles of Incorporation and the Bylaws of the Company, each as in effect as of the Effective Time, and (iii) the authority and incumbency of the officers of the Company executing this Amendment and any other documents required to be executed or delivered in connection therewith; and

(c)

execution and/or delivery by Company of all agreements, instruments and documents requested by Investor to effectuate and implement the terms hereof and the terms of any document or instrument referenced hereby or to be executed hereunder.

4.

Expenses.  The Company shall pay any and all costs, fees and expenses of Investor (including without limitation, attorneys’ fees) in connection with this Amendment and the transaction contemplated hereby.

5.

No Waiver.  The Investor reserves all of its rights and remedies arising with respect to any and all defaults or events of defaults under the Transaction Documents that may be in existence on the date hereof, regardless of whether such defaults or events of default have been identified, or which may occur in the future.  Other than as provided in the recitals of this Amendment, the Investor has not modified, is not waiving and has not agreed to forbear in the exercise of, any of its present or future rights and remedies.  No action taken or claimed to be taken by the Investor will constitute such a waiver, modification or agreement to forbear.

6.

Ratification of Investment Documents.  Except as expressly set forth herein, all of the terms and conditions of the Investment Agreement and Transaction Documents are hereby ratified and confirmed and continue unchanged and in full force and effect.  All references to the Investment Agreement shall mean the Investment Agreement as modified by this Amendment.

7.

Confirmation of Indebtedness. The Company confirms and acknowledges that as of the date hereof pursuant to the Fourth Amendment total payments owed by the Company to the Investor pursuant to the Investment Agreement are $5,865,492 (irrespective of when due, the “Amortization Amount”), without any deduction, defense, setoff, claim or counterclaim, of any nature, plus all fees, costs and expenses incurred to date in connection with the Investment Agreement and the other Transaction Documents.

8.

Collateral.  Company hereby confirms and agrees that all security interests and liens granted to Investor pursuant to the Transaction Documents continue in full force and effect and shall continue to secure the Obligations (as defined in the Security Agreement), including all liabilities and obligations (primary, secondary, direct, contingent, sole, joint or several) due or to become due, or that are now or may be hereafter contracted or acquired, or owing, under the Note and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Investor as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time.

9.

Governing Law.  This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction.  This Amendment shall not be interpreted or construed with any presumption against the party causing this Amendment to be drafted.

10.

Signatories.  Each individual signatory hereto represents and warrants that he or she is duly authorized to execute this Amendment on behalf of his or her principal and that he or she executes the Amendment in such capacity and not as a party.

11.

Duplicate Originals.  Two or more duplicate originals of this Amendment may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. This Amendment may be executed in counterparts, all of which counterparts taken together shall constitute one completed fully executed document.  Signature by facsimile or PDF shall bind the parties hereto.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Amendment the day and year first above written.

Company:	DESERT HAWK GOLD CORP By: /s/Robert E. Jorgenesen Name: Robert E. Jorgensen Title: Chief Executive Officer

Investor:	DMRJ GROUP I LLC By: /s/Daniel Small Name: Daniel Small Title: Portfolio Manager

[SIGNATURE PAGE TO FIFTH AMENDMENT]

EXHIBIT A

Desert Hawk Gold Corp.

1,150,000 Common Shares

$1.00 Per Share

$1,150,000 Offering

Term Sheet Dated August 21, 2012

The following is a summary of the principal terms with respect to the offering of common stock described below (the “Offering”).  This summary of terms is being furnished to potential investors in this Offering (each an “Investor”) solely as a basis for further discussions and is not intended to be and, except as otherwise specifically set forth herein, does not constitute a legally binding obligation.  A legally binding obligation will only be made pursuant to a Subscription Agreement  and Share Conversion Agreement to be executed by the parties.

Issuer	Desert Hawk Gold Corp., a Nevada corporation (the “Company”).
The Shares

Up to 1,150,000 shares of Common Stock, par value $0.001 per share (the “Shares”). The Shares will be restricted securities as defined in Rule 144 promulgated by the Securities and Exchange Commission (the “SEC”) and as such, will be subject to standard resale restrictions.

Price Per Share	$1.00
Conversion Feature

For a period of 12 months from the commencement of production of mining operations on the Kiewit project, Investors will have the option to convert their Shares into cash from 5% of the sales price of the gold produced from the Kiewit claims.  Each Investor will receive the right to convert a minimum of one-half and up to all of his Shares into the value of the number of ounces represented by the total investment determined by a base price of $1,000 per ounce.  For example, if an investor purchased 20,000 shares for $20,000, he would have the right to convert the shares into future proceeds from the sale of 20 ounces of gold produced at the Kiewit claims following commencement of production.

After conversion, the Investor will receive the pro rata amount of proceeds from 5% of the gross proceeds from the sale of gold from the Kiewit project.  For example, if an Investor’s Shares were converted into twenty ounces of gold, and 5% of the number of ounces produced after conversion equaled ten ounces which were sold for $15,000 (assuming a sales price of $1,500 per ounce) and the pro rata amount allocable to the Investor represented 25% based upon the number of other Investors who had converted their Shares, he would receive $3,750 from that sale of gold.  This payment would satisfy 2.5 ounces allocated to the Investor by the conversion and the Investor would have the right to receive proceeds from future sales until the remaining 17.5 ounces were satisfied.  The Investor would continue to receive his pro rata amount of each subsequent sale from gold produced at the Kiewit claims until he has received proceeds from the total number of ounces into which his Shares had been converted.  The floor price for any conversion sales of gold will be $1,000 per ounce even if the actual price is less than this amount.

Each Investor will enter into Share Conversion Agreement (the “Share Conversion Agreement”) with the Company which will set forth all of the terms of this conversion feature.  A copy of the Share Conversion Agreement is furnished herewith.  The description of the conversion rights set forth in this Term Sheet is qualified by the actual terms and conditions set forth in the Share Conversion Agreement, which each Investor is encouraged to read and review with his investment advisors prior to investing in this Offering.

DMRJ Group I, LLC (“DMRJ”) holds a security interest on all of our assets and mining claims, including the Kiewit.  In the event DMRJ were to foreclose on our mining claims, it has agreed that it would honor the rights of the Investors to convert their Shares and receive proceeds from any sales or production of gold from the Kiewit mine as provided in the Share Conversion Agreement.

Term of Offering	Until December 31, 2012, unless extended by the Company for up to an additional 31 days, or unless terminated by the Company earlier without prior notice and before all of the Shares are sold.
Minimum Investment	$10,000, unless waived by the Company. All purchases of the Shares must be in increments of $1,000.
Escrow of Proceeds	The proceeds of this offering will not be escrowed, but will be immediately available to the Company. There is no minimum amount to be raised in this offering.
Outstanding Shares:
Before Offering	8,428,831
After Offering	9,578,831
Selling Commissions

The Shares are being offered and sold by officers and directors of the Company who will receive no remuneration, directly or indirectly, for the sale of the Shares. The Company may also engage licensed selling agents to assist in the offer and sale of the Shares. The maximum selling commissions which the Company estimates would be payable to such selling agents would be 10% of the selling price of any of the Shares sold by such agents.

Fully Diluted Pre and Post-Money Capitalization	The Company’s pre and post-money capitalization following this offering will be as follows, assuming the sale of all of the Shares and conversion of all outstanding convertible instruments:

Pre-Money Capitalization:

		Shares	Percentage
Common Stock Outstanding		8,428,831	44.8%
Series A Conversion Shares[1]		958,033	5.1%
Series A-2 Conversion Shares[2]		1,800,000	9.6%
Convertible DMRJ Note Shares[3]		6,453,774	34.3%
Convertible Note Shares[4]		878,575	4.7%
Contingent Shares[5]		300,000	1.5%
	Total	18,819,213	100%
Post-Money Capitalization, Assuming a $1,150,000 Raise:
		Shares	Percentage
Common Stock Outstanding		8,428,831	42.2%
Common Stock (Investors)		1,150,000	5.8%
Series A Conversion Shares[1]		958,033	4.8%
Series A-2 Conversion Shares[2]		1,800,000	9.0%
Convertible DMRJ Note Shares[3]		6,453,774	32.3%
Convertible Note Shares[4]		878,575	4.4%
Contingent Shares[5]		300,000	1.5%
	Total	19,969,213	100%

[1]The outstanding 958,033 shares of our Series A Preferred Stock are held by DMRJ, an entity managed by two of our directors, Daniel Small and David Levy, and are convertible into our common shares.
[2]There are currently 180,000 shares of our Series A-2 Preferred Stock outstanding held by DMRJ, which are currently convertible into 1,800,000 common shares.

3We have outstanding a promissory note with a current principal balance of $3,500,000 payable to DMRJ (the “DMRJ Note”).  The principal and interest due on the DMRJ Note is convertible into either Series A-1 or A-2, depending upon the designation of the loaned funds.  These preferred shares are convertible into shares of our common stock at any time.  The interest amounts used for this table are computed based upon the financial statements at June 30, 2012, and assuming no prepayments of principal or interest are made.

[4]The principal amount of $600,000 and the interest due on these notes (the “Convertible Notes”) are convertible at $0.70 per share.  For purposes of this table, the number of shares to be issued upon conversion is based upon the amount of the principal and interest due on the Convertible Notes as of June 30, 2012.  We are obligated to pay monthly interest on these notes in the amount of $7,500, which may be converted into shares of our common stock.  Payment of monthly interest in cash or stock will accordingly reduce the number of shares issuable upon any conversion of these notes.

[5]These shares are issuable to the holders of the Convertible Notes if we fail to repay the notes at maturity on November 30, 2012.

For a complete description of the terms of the DMRJ Note and the Convertible Notes, as well as the Company’s series of preferred shares, see the Company’s quarterly and annual reports filed with the SEC.

The table does not include 2,030,000 shares of common stock which remain authorized under our current Stock Option/Stock Issuance Plan.  Our Certificate of Designations for our Series A-1 and A-2 Preferred Stock limits the number of additional shares we can issue under the plan to a maximum of 1,700,000 at not less than $1.00 without triggering an adjustment in the conversion ratio for these series of preferred shares.

The above table also does not include 2,500,000 shares of our Series A-1 Preferred Stock, none of which are outstanding, and the remaining 740,000 shares of our Series A-2 Preferred Stock which are not currently issued or outstanding.

Suitability Standards

The Shares are being offered only to persons who are “accredited investors” as defined in Rule 501 of Regulation D promulgated by the SEC.  Each Investor will be required to furnish a subscription agreement (the “Subscription Agreement”) which will contain, among other things, appropriate representations, warranties and covenants of the Company and the Investor.  Each Investor will also be required to furnish an investor suitability questionnaire evidencing compliance with regulations promulgated by the SEC (the “Investor Suitability Questionnaire”).  Copies of the Subscription Agreement and the Investor Suitability Questionnaire are furnished herewith.

Proceeds:
Maximum Proceeds	$1,150,000
Costs of Offering	(11,500)
Selling Commissions	(115,000)
Net Proceeds	$1,023,500
Use of Proceeds

The Company intends to use the proceeds from this Offering for its mining operations and to provide working capital for the Company prior to project funding.  Management estimates that the gross proceeds of this Offering would be allocated for the following items:

		Amount	Percentage
	Offering costs	$11,500	1.0%
	Selling commissions	115,000	10.0%
	Permitting costs	100,000	8.7%
	Drilling water wells	125,000	10.9%
	Exploration drilling costs	200,000	17.4%
	Production equipment	100,000	8.7%
	Holding costs and prepaid royalties	100,000	8.7%
	General & administrative expenses	398,500	34.6%
	TOTAL	$1,150,000	100.0%

The allocation of the funds in the above table is an estimate of the use of the proceeds from this Offering based upon current operating plans and may be altered depending upon the occurrence of certain events, such as the length of time required to obtain the necessary operating permits and the results of our exploration activities.  In addition, we are required to repay $4,445,000 on September 30, 2012, and $1,370,492 on December 31, 2012, for loan advances made to us by DMRJ and $600,000 loaned to us by other investors payable November 30, 2012.  We do not anticipate allocating any of the proceeds from this offering to the repayment of this debt. Nevertheless, in the event that DMRJ forecloses on the assets of the Company, any remaining cash from this offering could be lost to DMRJ in foreclosure.

	Any funds designated but unused for the costs of this offering or the selling commissions will be allocated to the categories above at the discretion of the Board.

Pursuant to our Investment Agreement, as amended, with DMRJ, we have granted it the option to require us to use up to 25% of funds raised in excess of $3,000,000 from this, our prior and any future offering for the repayment of our loan advances it.  In the event DMRJ exercises this option, we will reallocate the necessary funds from this offering for repayment of this debt and accordingly adjust the allocation of funds for the categories listed above.

Until the funds from the sale of the Shares are used, management may temporarily invest the proceeds of this Offering in short-term investment opportunities which are not guaranteed by the U.S. Government or otherwise secured.

Additional Information

The Investors will have the opportunity prior to investing in this Offering to ask questions of management of the Company and to receive additional information about the Company, its proposed mining operations, and the investment in this Offering.  Questions should be directed to Robert E. Jorgensen, the Chief Executive Officer of the Company, at (509) 465-4111.  Investors are encouraged to review such information with their legal, tax, investment, and other advisors in order to make an informed decision whether or not to invest in this Offering.

The Company is subject to the reporting requirements of the Exchange Act and as such files periodic and other reports with the SEC.  All of these reports and other filings are available on the SEC website at www.sec.gov.  Investors are encouraged to review these documents before making a decision whether to invest in the Shares.

Confidentiality

This Term Sheet and any related correspondence and disclosures from the Company are to be held in strict confidence by the prospective Investor and by accepting such items the Investor agrees not to disclose such information to any party other than employees or advisors of the prospective Investor who have a reasonable need to know of the Term Sheet and the terms proposed hereby.  Prior to disclosure by the Company of any material non-public information, the Investor may be required to furnish a standard confidentiality agreement.